Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2020

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2020
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2020 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Business Update
COVID-19	31

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2020 Results

NEW YORK, NY, August 6, 2020 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended June 30, 2020.
Financial Results(1)(2)

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Generated net income of $32.5 million, or $0.27 per diluted share, for the second quarter of 2020 compared to net income of $28.1 million, or $0.22 per diluted share, for the second quarter of 2019 and $83.8 million, or $0.67 per diluted share, for the six months ended June 30, 2020 compared to $56.0 million, or $0.44 per diluted share, for the six months ended June 30, 2019.

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Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $55.7 million, or $0.46 per share, for the quarter compared to $57.6 million, or $0.45 per share, for the second quarter of 2019 and $90.5 million, or $0.73 per share, for the six months ended June 30, 2020 compared to $94.1 million, or $0.74 per share, for the six months ended June 30, 2019.

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Generated FFO as Adjusted of $21.7 million, or $0.18 per share, for the quarter compared to $37.4 million, or $0.30 per share, for the second quarter of 2019 and $56.7 million, or $0.46 per share, for the six months ended June 30, 2020 compared to $74.6 million, or $0.59 per share, for the six months ended June 30, 2019.

Operating Results(1)(3)

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Reported a decline of 19.4% in same-property Net Operating Income ("NOI"), including properties in redevelopment, compared to the second quarter of 2019 and a decline of 10.1% compared to the six months ended June 30, 2019.

•	Reported a decline of 19.7% in same-property NOI, excluding properties in redevelopment, compared to the second quarter of 2019 and a decline of 10.4% compared to the six months ended June 30, 2019.

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Second quarter results were negatively impacted by $12.5 million of rental revenue deemed uncollectible primarily due to the COVID-19 pandemic, of which $12.2 million was recognized within same-property NOI both including and excluding assets in redevelopment.

•
Reported same-property portfolio occupancy of 92.7%, a decrease of 70 basis points compared to March 31, 2020 and an increase of 20 basis points compared to June 30, 2019. The decline in sequential occupancy was primarily related to the closure of three A.C. Moore locations as part of its liquidation.

•	Reported consolidated portfolio occupancy of 92.4%, a decrease of 40 basis points compared to March 31, 2020 and an increase of 30 basis points compared to June 30, 2019.

•
Executed 16 new leases, renewals and options totaling 240,000 square feet ("sf") during the quarter. Same-space leases totaled 230,000 sf and generated average rent spreads of 11.5% on a GAAP basis and 3.8% on a cash basis. Excluding a new lease executed on an anchor space that was vacant for more than five years, GAAP and cash rent spreads for the second quarter were 16.0% and 8.6%, respectively.

Balance Sheet and Liquidity(1)(5)(6)
The Company maintains one of the strongest and most liquid balance sheets in the sector. The Company has $640 million of cash on hand and 46 unencumbered properties that had an estimated value of $1.2 billion prior to the COVID-19 pandemic. In addition, other than its line of credit, the Company’s outstanding indebtedness is made up entirely of 32 separate non-recourse mortgages aggregating $1.6 billion, which provide flexibility on an asset-by-asset basis.
Balance sheet highlights as of June 30, 2020, include:

•	Total liquidity of approximately $1 billion, comprising $640 million of cash on hand and $350 million available under our revolving credit agreement.

•	$250 million drawn on $600 million revolving credit facility, which does not mature until 2024.

•	Total market capitalization of approximately $3.3 billion, comprised of 121.4 million fully-diluted common shares valued at $1.4 billion and $1.8 billion of debt.

•	Net debt to total market capitalization of 37%.

Development and Redevelopment
During the quarter, the Company executed a lease with Uncle Giuseppe's Marketplace at Briarcliff Commons, a redevelopment property in Morris Plains, NJ and commenced a new redevelopment project for the construction of ShopRite at Huntington Commons.
These redevelopment plans reflect the Company’s focus to increase the long-term value of its assets by adding high quality grocers and upgrading the overall tenant mix of the respective properties. At Briarcliff Commons, Uncle Giuseppe’s will provide gourmet offerings in a full-service grocery setting and will join other tenants that have recently been added to the property as part of the redevelopment including First Watch, Chick-fil-A, and Skechers. Chopt Creative Salad Company will join the strong tenant lineup in the summer of 2021 followed by the expected opening of Uncle Giuseppe’s in the fall of 2021. At Huntington Commons, ShopRite will take a portion of the space formerly occupied by Kmart and will bring a full-service supermarket highly sought after by the local consumer in this market.
The Company has $94.7 million of active redevelopment projects under way, of which $55.8 million remains to be funded. These projects are expected to generate an 8% unleveraged yield.

Financing and Investing Activities(4)(5)
On June 1, 2020, the Company completed the refinancing of its mortgage loan at The Outlets at Montehiedra, a leading value-oriented retail destination located in San Juan, Puerto Rico. The previous $119 million CMBS loan encumbering the property was due to mature in July 2021 and consisted of an $83 million senior note bearing interest at 5.33% and a $30 million junior note, bearing interest at 3.0%, including total accrued interest of $6 million. Based on the payoff provisions of the prior loan, the junior note including accrued interest was forgiven and the senior loan was replaced by a new $82 million 10-year fixed rate mortgage, bearing interest at 5.00%. As a result of the refinancing, the Company recognized a gain on extinguishment of debt of $34.9 million in the second quarter of 2020. With the completion of this refinancing, the Company does not have any other debt maturities until May, 2022. Post refinancing, the weighted average remaining term for all secured mortgage debt outstanding increased from approximately 5 years to 6 years, further enhancing an already strong and liquid balance sheet.
In April, the Company defaulted on its $129 million non-recourse mortgage loan on Las Catalinas Mall in Puerto Rico, which now accrues interest at a default rate of 7.43% (compared to the stated rate of 4.43%). Interest expense recognized in the second quarter of this year was $2.4 million compared to $1.5 million in the second quarter of 2019. We remain in active negotiations with the servicer but no determination has been made as to the timing or ultimate resolution of the debt restructuring that may arise from this process. The mall generated $0.9 million of NOI in the second quarter of this year compared to $1.8 million in the second quarter of 2019. The Company's net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") was 7.5x using our second quarter's annualized EBITDAre and would have been 6.8x excluding Las Catalinas.
Pursuant to the Company's share repurchase program, 1.4 million common shares were repurchased during the quarter at a weighted average share price of $7.98 for a total of $11.3 million. Under the program, the Company may repurchase up to $200 million of its common shares. Total purchases made under the program to date in 2020 aggregate 5.9 million common shares at a weighted average share price of $9.22 for a total of $54.1 million.
On August 6, 2020, the Company obtained a $7.3 million,10-year non-recourse mortgage loan at a rate of 3.15% on its property in Montclair, NJ.

General and Administrative Expenses
During the second quarter, the Company’s general and administrative expenses totaled $18.1 million, which includes $7.2 million of one-time executive transition costs related to the termination of our former President of Development and $1.2 million of transaction costs related to the debt refinancing at The Outlets at Montehiedra. The executive transition costs included $1.5 million of severance expenses paid in cash and $5.6 million of noncash expenses resulting from the accelerated amortization of unvested stock options, restricted stock and long-term incentive plan ("LTIP") awards.

Dividend Policy
As a result of COVID-19 and the ongoing uncertainties it has generated regarding tenant reopening dates, rent collections and the long-term impact on free cash-flow, the Company has temporarily suspended quarterly dividend distributions. The Company’s Board of Trustees will continue to monitor the Company’s financial performance and economic outlook and, at a later date, intends to reinstate a regular quarterly dividend of at least the amount required to continue qualifying as a REIT for US federal income tax purposes.

COVID-19 Business Update
As of August 4, 2020, the Company collected 72% of second quarter and 73% of July 2020 base rents and monthly tenant expense reimbursements, respectively, and 94% of the portfolio’s gross leasable area (92% as measured by annualized base rent ("ABR")) is open for business. Additional information related to the COVID-19 pandemic is included in this quarterly supplemental disclosure package beginning on page 31.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended June 30, 2020.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended June 30, 2020.
(4) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended June 30, 2020.
(5) Net debt as of June 30, 2020 is calculated as total consolidated debt of $1.8 billion less total cash and cash equivalents, including restricted cash, of $639.8 million. Excluding the $129 million mortgage on Las Catalinas, net debt would have been $1.1 billion as of June 30, 2020.
(6) Refer to page 16 for the calculation of market capitalization as of June 30, 2020.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

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FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

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FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

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NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. The Company has historically defined this metric as "Cash NOI." There have been no changes to the calculation of this metric. However, the Company has decided to refer to this metric as "NOI" instead of "Cash NOI" to further clarify that, consistent with the definition of this metric, the revenue and expenses reflected in this metric include some accrued amounts and are not limited to amounts for which the Company actually received or made cash payment during the applicable period.

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Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 73 properties for the three and six months ended June 30, 2020 and 2019, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. The Company has historically defined this metric as "same-property Cash NOI." There have been no changes to the calculation of this metric. The Company has decided to refer to this metric as "same-property NOI" for the same reasons discussed above under "NOI," which we had historically defined as "Cash NOI."

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EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of June 30, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 73 properties for the three and six months ended June 30, 2020 and 2019, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$32,545	$28,067	$83,833	$55,959
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,290)	(1,518)	(3,598)	(3,873)
Consolidated subsidiaries	—	22	—	22
Net income attributable to common shareholders	31,255	26,571	80,235	52,108
Adjustments:
Rental property depreciation and amortization	23,111	22,348	46,392	43,971
Gain on sale of real estate	—	(11,550)	(39,775)	(28,503)
Real estate impairment loss	—	18,695	—	22,653
Limited partnership interests in operating partnership	1,290	1,518	3,598	3,873
FFO Applicable to diluted common shareholders	55,656	57,582	90,450	94,102
FFO per diluted common share(1)	0.46	0.45	0.73	0.74
Adjustments to FFO:
Gain on extinguishment of debt	(34,908)	—	(34,908)	—
Tax impact of debt restructuring(2)	(13,366)	—	(13,366)	—
Executive transition costs(3)	7,152	—	7,152	375
Write-off of receivables arising from the straight-lining of rents(4)	6,048	—	6,048	—
Transaction, severance and other expenses(5)	1,165	536	1,291	784
Casualty gain, net	—	(13,583)	—	(13,583)
Impact from tenant bankruptcies	—	(7,366)	—	(7,366)
Tax impact from Hurricane Maria	—	1,111	—	1,111
Tenant bankruptcy settlement income	—	(835)	—	(862)
FFO as Adjusted applicable to diluted common shareholders	$21,747	$37,445	$56,667	$74,561
FFO as Adjusted per diluted common share(1)	$0.18	$0.30	$0.46	$0.59

Weighted Average diluted common shares(1)	121,408	126,580	124,082	126,554
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2020, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Amount for the three and six months ended June 30, 2020 reflects the income tax benefit resulting from the refinancing and restructuring transactions which occurred at the Company's mall in Puerto Rico, The Outlets at Montehiedra, in June 2020.
(3) Amount for the three and six months ended June 30, 2020 reflects costs associated with the termination of the Company's former President of Development. Amount for the six months ended June 30, 2019 reflects costs associated with the retirement of the Company's former Chief Operating Officer.
(4) The Company recognized a write-off of $6.0 million of receivables arising from the straight-lining of rents during the three and six months ended June 30, 2020 in connection with leases with rental revenue being recognized on a cash-basis. The Company's composition of rental revenue is included in this quarterly supplemental disclosure package on page 31.
(5) Prior period amounts have been conformed to current period presentation.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and six months ended June 30, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2020	2019	2020	2019
Net income	$32,545	$28,067	$83,833	$55,959
Management and development fee income from non-owned properties	(285)	(308)	(599)	(660)
Other expense	201	318	456	548
Depreciation and amortization	23,299	22,567	46,770	44,397
General and administrative expense	18,053	10,010	27,900	20,590
Casualty and impairment loss, net(1)	—	5,112	—	9,070
Gain on sale of real estate	—	(11,550)	(39,775)	(28,503)
Interest income	(422)	(2,458)	(2,105)	(4,964)
Interest and debt expense	18,573	16,472	35,748	33,008
Gain on extinguishment of debt	(34,908)	—	(34,908)	—
Income tax (benefit) expense	(13,662)	994	(13,562)	1,196
Non-cash revenue and expenses	3,938	(9,089)	1,243	(11,163)
NOI(2)	47,332	60,135	105,001	119,478
Adjustments:
Non-same property NOI(3)	(2,877)	(4,229)	(5,990)	(8,309)
Tenant bankruptcy settlement income and lease termination income	(504)	(1,152)	(507)	(1,179)
Same-property NOI	$43,951	$54,754	$98,504	$109,990
NOI related to properties being redeveloped	658	611	1,354	1,135
Same-property NOI including properties in redevelopment	$44,609	$55,365	$99,858	$111,125
(1) The three and six months ended June 30, 2019 reflect real estate impairment losses, offset by insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and for tornado damage at our shopping center in Wilkes-Barre, PA.
(2) The Company has historically defined this metric as “Cash NOI.” There have been no changes to the calculation.
(3) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2020	2019	2020	2019
Net income	$32,545	$28,067	$83,833	$55,959
Depreciation and amortization	23,299	22,567	46,770	44,397
Interest and debt expense	18,573	16,472	35,748	33,008
Income tax (benefit) expense	(13,662)	994	(13,562)	1,196
Gain on sale of real estate	—	(11,550)	(39,775)	(28,503)
Real estate impairment loss	—	18,695	—	22,653
EBITDAre	60,755	75,245	113,014	128,710
Adjustments for Adjusted EBITDAre:
Gain on extinguishment of debt	(34,908)	—	(34,908)	—
Executive transition costs(1)	7,152	—	7,152	375
Write-off of receivable arising from the straight-lining of rents(1)	6,048	—	6,048	—
Transaction, severance and other expenses	1,165	536	1,291	784
Casualty gain, net	—	(13,583)	—	(13,583)
Impact from tenant bankruptcies	—	(7,366)	—	(7,366)
Tenant bankruptcy settlement income	—	(835)	—	(862)
Adjusted EBITDAre(2)	$40,212	$53,997	$92,597	$108,058
(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.
(2) The Company's net debt to adjusted EBITDAre was 7.5x using our second quarter's annualized EBITDAre and would have been 6.8x excluding $0.8 million of Adjusted EBITDAre from Las Catalinas.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 78 properties totaling 15.1 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of June 30, 2020

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2020 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
Summary Financial Results	June 30, 2020		June 30, 2020
Total revenue	$73,619		$166,979
General & administrative expenses (G&A)	$18,053		$27,900
Net income attributable to common shareholders	$31,255		$80,235
Earnings per diluted share	$0.27		$0.67
Adjusted EBITDAre(7)	$40,212		$92,597
Funds from operations (FFO)	$55,656		$90,450
FFO per diluted common share	$0.46		$0.73
FFO as Adjusted	$21,747		$56,667
FFO as Adjusted per diluted common share	$0.18		$0.46
Total dividends paid per share(9)	$—		$0.22
Stock closing price low-high range (NYSE)	$7.64 to $13.25		$7.28 to $19.82
Weighted average diluted shares used in EPS computations(1)	116,595		119,607
Weighted average diluted common shares used in FFO computations(1)	121,408		124,082

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	78 / 77
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,169,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.67
Consolidated occupancy at end of period	92.4%
Consolidated retail portfolio occupancy at end of period(5)	91.9%
Same-property portfolio occupancy at end of period(2)	92.7%
Same-property portfolio physical occupancy at end of period(4)(2)	91.3%
Same-property NOI growth(2)	(19.7)%		(10.4)%
Same-property NOI growth, including redevelopment properties	(19.4)%		(10.1)%
NOI margin - total portfolio	61.4%		62.8%
Expense recovery ratio - total portfolio	93.8%		93.7%
New, renewal and option rent spread - cash basis(8)	3.8%		7.2%
New, renewal and option rent spread - GAAP basis(8)	11.5%		16.3%
Net debt to total market capitalization(6)	36.7%		36.7%
Net debt to Adjusted EBITDAre(6)	7.5	x	6.5	x
Adjusted EBITDAre to interest expense(7)	2.3	x	2.7	x
Adjusted EBITDAre to fixed charges(7)	2.1	x	2.5	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2020, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares. The computation of weighted average shares reflects 1.4 million and 5.9 million of shares repurchased during the three and six months ended June 30, 2020, respectively.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 943,000 square feet of warehouses and 133,000 square feet of self-storage. The weighted average annual rent per square foot for our retail portfolio and warehouses was $18.72.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses and self-storage.
(6) See computation for the quarter ended June 30, 2020 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.
(9) As a result of COVID-19 and the uncertainties it has generated, the Company has temporarily suspended quarterly dividend distributions. The Company’s Board of Trustees will continue to monitor the Company’s financial performance and economic outlook and, at a later date, intends to reinstate a regular quarterly dividend of at least the amount required to continue qualifying as a REIT for US federal income tax purposes.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2020 (unaudited) and December 31, 2019
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS
Real estate, at cost:
Land	$527,480	$515,621
Buildings and improvements	2,325,299	2,197,076
Construction in progress	42,019	28,522
Furniture, fixtures and equipment	7,174	7,566
Total	2,901,972	2,748,785
Accumulated depreciation and amortization	(700,362)	(671,946)
Real estate, net	2,201,610	2,076,839
Right-of-use assets	77,957	81,768
Cash and cash equivalents	615,579	432,954
Restricted cash	24,256	52,182
Tenant and other receivables	28,410	21,565
Receivable arising from the straight-lining of rents	68,410	73,878
Identified intangible assets, net of accumulated amortization of $32,755 and $30,942, respectively	57,332	48,121
Deferred leasing costs, net of accumulated amortization of $16,478 and $16,560, respectively	20,162	21,474
Deferred financing costs, net of accumulated amortization of $4,262 and $3,765, respectively	3,903	3,877
Prepaid expenses and other assets	27,488	33,700
Total assets	$3,125,107	$2,846,358

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,584,724	$1,546,195
Unsecured credit facility borrowings	250,000	—
Lease liabilities	76,528	79,913
Accounts payable, accrued expenses and other liabilities	58,374	76,644
Identified intangible liabilities, net of accumulated amortization of $67,446 and $62,610, respectively	128,371	128,830
Total liabilities	2,097,997	1,831,582
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 116,701,311 and 121,370,125 shares issued and outstanding, respectively	1,166	1,213
Additional paid-in capital	984,933	1,019,149
Accumulated earnings (deficit)	1,012	(52,546)
Noncontrolling interests:
Operating partnership	39,575	46,536
Consolidated subsidiaries	424	424
Total equity	1,027,110	1,014,776
Total liabilities and equity	$3,125,107	$2,846,358

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2020 and 2019 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE
Rental revenue	$73,265	$101,488	$166,265	$198,796
Management and development fees	285	308	599	660
Other income	69	951	115	1,023
Total revenue	73,619	102,747	166,979	200,479
EXPENSES
Depreciation and amortization	23,299	22,567	46,770	44,397
Real estate taxes	14,896	15,221	29,862	30,698
Property operating	11,894	14,416	26,431	31,477
General and administrative	18,053	10,010	27,900	20,590
Casualty and impairment loss, net	—	5,112	—	9,070
Lease expense	3,351	3,896	6,785	7,551
Total expenses	71,493	71,222	137,748	143,783
Gain on sale of real estate	—	11,550	39,775	28,503
Interest income	422	2,458	2,105	4,964
Interest and debt expense	(18,573)	(16,472)	(35,748)	(33,008)
Gain on extinguishment of debt	34,908	—	34,908	—
Income before income taxes	18,883	29,061	70,271	57,155
Income tax benefit (expense)	13,662	(994)	13,562	(1,196)
Net income	32,545	28,067	83,833	55,959
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,290)	(1,518)	(3,598)	(3,873)
Consolidated subsidiaries	—	22	—	22
Net income attributable to common shareholders	$31,255	$26,571	$80,235	$52,108

Earnings per common share - Basic:	$0.27	$0.22	$0.68	$0.44
Earnings per common share - Diluted:	$0.27	$0.22	$0.67	$0.44
Weighted average shares outstanding - Basic	116,522	120,364	118,744	118,330
Weighted average shares outstanding - Diluted	116,595	120,461	119,607	118,436

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2020 and 2019
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2020	2019		2020	2019
Total NOI(1)
Total revenue	$77,056	$93,047	(17.2)%	$167,169	$188,025	(11.1)%
Total property operating expenses	(29,724)	(32,912)	(9.7)%	(62,168)	(68,547)	(9.3)%
NOI - total portfolio	$47,332	$60,135	(21.3)%	$105,001	$119,478	(12.1)%

NOI margin (NOI / Total revenue)	61.4%	64.6%		62.8%	63.5%

Same-property NOI(1)
Property rentals	$63,166	$62,230		$126,749	$124,850
Tenant expense reimbursements	21,856	23,861		45,685	49,563
Rental revenue deemed uncollectible	(12,174)	(435)		(13,489)	(426)
Total revenue	72,848	85,656		158,945	173,987
Real estate taxes	(14,572)	(14,250)		(29,203)	(28,624)
Property operating	(11,306)	(13,655)		(25,197)	(29,470)
Lease expense	(3,019)	(2,997)		(6,041)	(5,903)
Total property operating expenses	(28,897)	(30,902)		(60,441)	(63,997)
Same-property NOI(1)	$43,951	$54,754	(19.7)%	$98,504	$109,990	(10.4)%

NOI related to properties being redeveloped	$658	$611		$1,354	$1,135
Same-property NOI including properties in redevelopment(1)	$44,609	$55,365	(19.4)%	$99,858	$111,125	(10.1)%

Same-property physical occupancy	91.3%	91.2%		91.3%	93.0%
Same-property leased occupancy	92.7%	92.5%		92.7%	92.5%
Number of properties included in same-property analysis	73			73

(1) Refer to page 6 for a reconciliation of net income to NOI and same-property NOI. These metrics for the quarter and the six months ended June 30, 2020 were negatively impacted due to an increase in rental revenue deemed uncollectible.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2020 and 2019
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
Net income	$32,545		$28,067		$83,833		$55,959
Depreciation and amortization	23,299		22,567		46,770		44,397
Interest expense	17,869		15,752		34,338		31,568
Amortization of deferred financing costs	704		720		1,410		1,440
Income tax (benefit) expense	(13,662)		994		(13,562)		1,196
Gain on sale of real estate	—		(11,550)		(39,775)		(28,503)
Real estate impairment loss	—		18,695		—		22,653
EBITDAre	60,755		75,245		113,014		128,710
Adjustments for Adjusted EBITDAre:
Gain on extinguishment of debt	(34,908)		—		(34,908)		—
Executive transition costs(1)	7,152		—		7,152		375
Write-off of receivable arising from the straight-lining of rents(1)	6,048		—		6,048		—
Transaction, severance and other expenses	1,165		536		1,291		784
Casualty gain, net	—		(13,583)		—		(13,583)
Impact from tenant bankruptcies	—		(7,366)		—		(7,366)
Tenant bankruptcy settlement income	—		(835)		—		(862)
Adjusted EBITDAre	$40,212		$53,997		$92,597		$108,058

Interest expense	$17,869		$15,752		$34,338		$31,568

Adjusted EBITDAre to interest expense	2.3	x	3.4	x	2.7	x	3.4	x

Fixed charges
Interest expense	$17,869		$15,752		$34,338		$31,568
Scheduled principal amortization	1,280		915		3,108		2,059
Total fixed charges	$19,149		$16,667		$37,446		$33,627

Adjusted EBITDAre to fixed charges	2.1	x	3.2	x	2.5	x	3.2	x

(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2020
(in thousands, except per share amounts)

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$32,545	$0.27	$83,833	$0.68
Less net income attributable to noncontrolling interests in:
Operating partnership	(1,290)	(0.01)	(3,598)	(0.03)
Consolidated subsidiaries	—	—	—	—
Net income attributable to common shareholders	31,255	0.26	80,235	0.65
Adjustments:
Rental property depreciation and amortization	23,111	0.19	46,392	0.37
Gain on sale of real estate	—	—	(39,775)	(0.32)
Limited partnership interests in operating partnership(1)	1,290	0.01	3,598	0.03
FFO applicable to diluted common shareholders	55,656	0.46	90,450	0.73

Gain on extinguishment of debt	(34,908)	(0.29)	(34,908)	(0.28)
Tax impact of debt restructuring(3)	(13,366)	(0.11)	(13,366)	(0.11)
Executive transition costs(3)	7,152	0.06	7,152	0.06
Write-off of receivables arising from the straight-lining of rents(3)	6,048	0.05	6,048	0.05
Transaction, severance and other expenses	1,165	0.01	1,291	0.01
FFO as Adjusted applicable to diluted common shareholders	$21,747	$0.18	$56,667	$0.46

Weighted average diluted shares used to calculate EPS	116,595		119,607
Assumed conversion of OP and LTIP Units to common shares	4,813		4,475
Weighted average diluted common shares - FFO	121,408		124,082
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.
(3) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2020
(in thousands, except share amounts)

	June 30, 2020
Closing market price of common shares	$11.87

Basic common shares	116,701,311
OP and LTIP units	4,676,787
Diluted common shares	121,378,098

Equity market capitalization	$1,440,758

Total consolidated debt(1)	$1,845,235
Cash and cash equivalents including restricted cash	(639,835)
Net debt	$1,205,400

Net Debt to annualized Adjusted EBITDAre	7.5	x

Total consolidated debt(1)	$1,845,235
Equity market capitalization	1,440,758
Total market capitalization	$3,285,993

Net debt to total market capitalization at applicable market price	36.7%

Cash and cash equivalents including restricted cash	$639,835
Available under unsecured credit facility	350,000
Total liquidity	$989,835

(1) Total consolidated debt excludes unamortized debt issuance costs of $10.5 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Rental revenue:
Property rentals	$62,883	$75,589	$132,173	$145,123
Tenant expense reimbursements	22,846	26,187	47,980	54,446
Rental revenue deemed uncollectible	(12,464)	(288)	(13,888)	(773)
Total rental revenue	$73,265	$101,488	$166,265	$198,796

Certain non-cash items:
Straight-line rental (expense) income(1)	$(5,938)	$(59)	$(5,264)	$271
Amortization of below-market lease intangibles, net(1)	2,205	9,441	4,454	11,801
Lease expense GAAP adjustments(2)	(205)	(293)	(433)	(600)
Reserves on receivables from straight-line rents(5)	—	—	—	(308)
Amortization of deferred financing costs(4)	(704)	(720)	(1,410)	(1,440)
Capitalized interest(4)	156	424	281	989
Share-based compensation expense(3)	(8,611)	(3,295)	(11,859)	(6,959)

Capital expenditures: (6)
Development and redevelopment costs	$2,101	$21,565	$6,289	$42,633
Maintenance capital expenditures	2,182	1,351	3,651	4,488
Leasing commissions	414	518	687	1,109
Tenant improvements and allowances	349	986	1,230	3,399
Total capital expenditures	$5,046	$24,420	$11,857	$51,629

	June 30, 2020	December 31, 2019
Accounts payable, accrued expenses and other liabilities:
Deferred tenant revenue	$22,161	$26,224
Accrued interest payable	7,523	9,729
Accrued capital expenditures and leasing costs	8,455	7,893
Security deposits	6,248	5,814
Deferred tax liability, net	715	5,137
Accrued payroll expenses	4,086	5,851
Other liabilities and accrued expenses	9,186	15,996
Total accounts payable, accrued expenses and other liabilities	$58,374	$76,644
(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income. The Company recognized a write-off of $6.0 million of receivables arising from the straight-lining of rents during the three and six months ended June 30, 2020 in connection with leases with rental revenue being recognized on a cash-basis.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income. Amounts for the three and six months ended June 30, 2020 include $5.6 million of accelerated amortization of unvested equity awards in connection with executive transition and the amount for the six months ended June 30, 2019 includes $0.4 million of accelerated amortization of unvested equity awards in connection with executive transition.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amount included in the financial statement line item "Rental revenue" for the six months ended June 30, 2019.
(6) Amounts presented on a cash basis. Amounts for the three and six months ended June 30, 2019 have been reclassified to conform with current period presentation.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2020

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	5.4%	$14,813,946	5.7%	$18.31	15.0
The TJX Companies, Inc.(2)	21	688,219	4.6%	13,808,775	5.3%	20.06	5.0
Lowe's Companies, Inc.	6	976,415	6.5%	8,575,004	3.3%	8.78	7.2
Best Buy Co., Inc.	8	359,476	2.4%	7,763,921	3.0%	21.60	5.0
Walmart Inc.	5	727,376	4.8%	7,650,309	2.9%	10.52	8.0
Burlington Stores, Inc.	7	415,828	2.8%	7,163,233	2.7%	17.23	8.6
Ahold Delhaize(3)	7	509,634	3.4%	7,082,120	2.7%	13.90	6.9
Kohl's Corporation	7	633,345	4.2%	6,528,542	2.5%	10.31	4.8
PetSmart, Inc.	11	256,733	1.7%	6,403,782	2.4%	24.94	4.0
BJ's Wholesale Club	4	454,297	3.0%	5,771,563	2.2%	12.70	7.9
Target Corporation	3	335,937	2.2%	5,290,952	2.0%	15.75	12.3
Wakefern (ShopRite)	4	296,018	2.0%	5,241,942	2.0%	17.71	12.0
LA Fitness International LLC	5	245,266	1.6%	4,275,983	1.6%	17.43	8.0
The Gap, Inc.(4)	10	151,239	1.0%	4,202,204	1.6%	27.79	2.9
Whole Foods Market, Inc.	2	100,682	0.7%	3,759,050	1.4%	37.34	10.4
Staples, Inc.	8	167,832	1.1%	3,607,035	1.4%	21.49	3.1
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	6.6
Sears Holdings Corporation(5)	2	321,917	2.1%	3,313,959	1.3%	10.29	24.8
Bob's Discount Furniture	4	170,931	1.1%	3,222,108	1.2%	18.85	6.0
24 Hour Fitness(6)	1	53,750	0.4%	2,564,520	1.0%	47.71	11.5
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	8.3
Bed Bath & Beyond Inc.(7)	5	149,879	1.0%	2,098,009	0.8%	14.00	3.0
Raymour & Flanigan	3	179,370	1.2%	2,029,599	0.8%	11.32	8.3
Dick's Sporting Goods, Inc.	2	100,695	0.7%	1,941,672	0.7%	19.28	3.6
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,921,776	0.7%	32.49	3.3

Total/Weighted Average	135	8,351,007	55.5%	$134,625,685	51.3%	$16.12	8.2

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (2) and Homesense (1).
(3) Includes Stop & Shop (6) and Giant Food (1).
(4) Includes Old Navy (7), Gap (2) and Banana Republic (1).
(5) Includes Kmart (2).
(6) 24 Hour Fitness declared bankruptcy on June 15, 2020. 24 Hour Fitness generates approximately $3.1 million in annual gross rents, including tenant reimbursement income.
(7) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2020

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	4	4	13	13
Total square feet	50,280	50,280	183,954	183,954
Number of same space leases	2	2	10	10
Same space square feet	39,990	39,990	171,322	171,322
Prior rent per square foot	$17.65	$18.43	$16.07	$17.01
New rent per square foot	$15.50	$14.23	$20.00	$18.49
Same space weighted average lease term (years)	14.8	14.8	15.3	15.3
Same space TIs per square foot	N/A	$12.77	N/A	$50.25
Rent spread(3)	(12.2)%	(22.8)%	24.5%	8.7%

Renewals & Options
Number of leases executed	12	12	37	37
Total square feet	190,026	190,026	644,569	644,569
Number of same space leases	12	12	37	37
Same space square feet	190,026	190,026	644,569	644,569
Prior rent per square foot	$20.23	$21.18	$15.00	$15.59
New rent per square foot	$23.44	$23.01	$17.08	$16.65
Same space weighted average lease term (years)	8.1	8.1	7.6	7.6
Same space TIs per square foot	N/A	$0.53	N/A	$0.16
Rent spread	15.9%	8.6%	13.9%	6.8%

Total New Leases and Renewals & Options
Number of leases executed	16	16	50	50
Total square feet	240,306	240,306	828,523	828,523
Number of same space leases	14	14	47	47
Same space square feet	230,016	230,016	815,891	815,891
Prior rent per square foot	$19.78	$20.70	$15.22	$15.89
New rent per square foot	$22.06	$21.49	$17.70	$17.04
Same space weighted average lease term (years)	9.2	9.2	9.2	9.2
Same space TIs per square foot	N/A	$2.66	N/A	$10.67
Rent spread(3)	11.5%	3.8%	16.3%	7.2%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.
(3) Excluding a lease pertaining to the backfill of a space that has been vacant for more than five years, GAAP and cash spreads on new leases for the second quarter were 25.2% and 4.1% respectively and were 36.7% and 18.8% respectively for the six months ended June 30, 2020. Overall cash rent spreads for new leases, renewals and options were 8.6% and 9.0% for the three and six months ended June 30, 2020.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	29,000	0.2%	$7.94	37	92,000	4.0%	$43.98	39	121,000	0.9%	$35.34
2020	3	42,000	0.4%	27.62	39	93,000	4.0%	35.20	42	135,000	1.0%	32.84
2021	18	431,000	3.6%	22.20	71	222,000	9.7%	32.84	89	653,000	4.6%	25.82
2022	22	838,000	7.1%	14.63	63	165,000	7.2%	35.50	85	1,003,000	7.1%	18.07
2023	34	1,369,000	11.5%	17.94	57	172,000	7.5%	36.70	91	1,541,000	10.9%	20.04
2024	34	1,268,000	10.7%	18.08	66	227,000	9.9%	34.21	100	1,495,000	10.5%	20.53
2025	24	991,000	8.3%	15.33	43	156,000	6.8%	34.80	67	1,147,000	8.1%	17.98
2026	12	532,000	4.5%	13.46	58	197,000	8.6%	36.20	70	729,000	5.1%	19.61
2027	12	532,000	4.5%	16.32	36	154,000	6.7%	34.32	48	686,000	4.8%	20.36
2028	9	341,000	2.9%	23.95	28	110,000	4.8%	41.56	37	451,000	3.2%	28.24
2029	29	1,409,000	11.9%	19.10	34	129,000	5.6%	43.27	63	1,538,000	10.9%	21.12
2030	14	980,000	8.2%	13.27	24	86,000	3.7%	39.60	38	1,066,000	7.5%	15.39
Thereafter	33	2,377,000	20.0%	14.80	16	81,000	3.5%	32.26	49	2,458,000	17.3%	15.37
Subtotal/Average	246	11,139,000	93.8%	$16.64	572	1,884,000	82.0%	$36.71	818	13,023,000	91.9%	$19.54
Vacant	21	733,000	6.2%	N/A	145	413,000	18.0%	N/A	166	1,146,000	8.1%	N/A
Total/Average	267	11,872,000	100%	N/A	717	2,297,000	100%	N/A	984	14,169,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 943,000 square-foot warehouse property (excluded from the table above) is $5.74 per square foot as of June 30, 2020. The table also excludes 133,000 square feet of self-storage.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	29,000	0.2%	$7.94	37	92,000	4.0%	$43.98	39	121,000	0.9%	$35.34
2020	1	15,000	0.1%	18.28	37	90,000	3.9%	35.33	38	105,000	0.7%	32.89
2021	9	236,000	2.0%	17.86	56	157,000	6.8%	34.20	65	393,000	2.8%	24.39
2022	3	87,000	0.7%	10.91	38	98,000	4.3%	42.02	41	185,000	1.3%	27.39
2023	7	195,000	1.6%	22.74	36	87,000	3.8%	41.99	43	282,000	2.0%	28.68
2024	4	72,000	0.6%	17.35	42	121,000	5.3%	37.91	46	193,000	1.4%	30.24
2025	9	284,000	2.4%	18.86	25	77,000	3.4%	40.19	34	361,000	2.5%	23.41
2026	5	136,000	1.2%	13.22	40	115,000	5.0%	41.79	45	251,000	1.8%	26.31
2027	5	114,000	1.0%	18.64	29	73,000	3.2%	29.25	34	187,000	1.3%	22.78
2028	7	363,000	3.1%	15.73	26	81,000	3.5%	37.47	33	444,000	3.1%	19.70
2029	15	463,000	3.9%	21.66	26	93,000	4.0%	46.40	41	556,000	3.9%	25.80
2030	11	297,000	2.5%	22.00	19	69,000	3.0%	40.80	30	366,000	2.6%	25.54
Thereafter	168	8,848,000	74.5%	23.21	161	731,000	31.8%	43.18	329	9,579,000	67.6%	24.74
Subtotal/Average	246	11,139,000	93.8%	$22.29	572	1,884,000	82.0%	$40.91	818	13,023,000	91.9%	$24.98
Vacant	21	733,000	6.2%	N/A	145	413,000	18.0%	N/A	166	1,146,000	8.1%	N/A
Total/Average	267	11,872,000	100%	N/A	717	2,297,000	100%	N/A	984	14,169,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 943,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.87 per square foot as of June 30, 2020. The table also excludes 133,000 square feet of self-storage.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	100.0%	10.04	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	100.0%	24.76	—	Staples, HomeGoods, Tuesday Morning, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	27.41	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	28.58	—	PetSmart
Revere (Wonderland Marketplace)(6)	140,000	100.0%	13.22	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.22	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.51	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	21.13	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,059,000	97.7%	33.49	$300,000	Target, Century 21, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Neiman Marcus Last Call Studio
Brick (Brick Commons)	278,000	94.7%	19.32	$50,000	Kohl's, ShopRite, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	100.0%	24.39	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.43	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick (Brunswick Commons)	427,000	100.0%	14.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	96.1%	22.13	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.72	$23,000	Lowe's
Garfield (Garfield Commons)	289,000	100.0%	15.22	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.82	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	79.5%	17.30	$23,264	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	13.53	$28,816	Lowe's, P.C. Richard & Son
Kearny (Kearny Commons)	114,000	100.0%	21.85	—	LA Fitness, Marshalls, Ulta
Lodi (Route 17 North)	171,000	—%	—	—
Lodi (Washington Street)	85,000	87.6%	22.06	—	Blink Fitness, Aldi
Manalapan	208,000	87.7%	20.36	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring (lease not commenced)
Marlton (Marlton Commons)	218,000	100.0%	16.17	$37,400	Kohl's, ShopRite, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Middletown (Town Brook Commons)	231,000	96.4%	13.83	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	27.23	$23,591	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	—	Whole Foods Market
Morris Plains (Briarcliff Commons) (6)	178,000	93.9%	22.94	—	Kohl's, Uncle Giuseppe's (lease not commenced)
North Bergen (Kennedy Commons)	62,000	100.0%	14.45	—	Food Bazaar
North Bergen (Tonnelle Commons)	408,000	95.5%	21.44	$100,000	Walmart, BJ's Wholesale Club, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.36	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway (Rockaway River Commons)	189,000	91.5%	14.27	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	96.3%	21.36	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	10.06	—	At Home, Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	96.2%	16.63	—	Lowe's, Burlington, Office Depot
Watchung (Greenbrook Commons)	170,000	94.9%	18.15	$26,828	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	85.8%	33.10	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.07	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	337,000	89.5%	18.04	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby (lease not commenced)
New York:
Bronx (Gun Hill Commons)	81,000	90.9%	36.48	$25,377	Planet Fitness, Aldi
Bronx (Bruckner Commons)	375,000	83.1%	27.10	—	Kmart, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	66.6%	38.80	$10,668	Marshalls, Old Navy
Brooklyn (Kingswood Center)(6)	130,000	99.1%	35.06	$72,136	T.J. Maxx, New York Sports Clubs, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)(6)	110,000	59.1%	43.47	—	Target, Marshalls
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	22.38	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	22.23	$43,100	The Home Depot, Staples
Huntington (Huntington Commons)	204,000	76.4%	20.30	—	Marshalls, ShopRite (lease not commenced), Old Navy, Petco
Inwood (Burnside Commons)	100,000	96.5%	19.44	—	Stop & Shop
Mt. Kisco (Mt. Kisco Commons)	189,000	96.9%	16.94	$13,226	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	46,000	80.5%	40.64	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.64	—	Kohl's
Staten Island (Forest Commons)	165,000	96.3%	23.42	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Yonkers Gateway Center	448,000	96.7%	17.29	$29,307	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	13.97	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall	169,000	88.3%	9.68	—	Giant Food, Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.84	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	4.94	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461-499 Mundy Street)(6)	179,000	78.4%	13.57	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	53.6%	45.65	$128,822	Forever 21, Old Navy
Montehiedra	539,000	94.1%	18.46	$82,000	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	14,169,000	91.9%	$19.67	$1,554,535
WAREHOUSES:
East Hanover Warehouses	943,000	100.0%	5.74	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire, LineMart
Total Urban Edge Properties	15,112,000	92.4%	$18.72	$1,595,235
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease. The Company excludes 133,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $21.76 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only.
(4) The Company's ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2020
(dollars in thousands)

2020 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(1)
2/12/2020	Kingswood Center	Brooklyn	NY	130,000	$88,800
2/12/2020	Kingswood Crossing	Brooklyn	NY	110,000	76,000

2020 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/24/2020	Signal Hill	Signal Hill	CA	45,000	$16,600
1/31/2020	Easton Commons	Bethlehem	PA	153,000	12,534
3/12/2020	Lawnside Commons	Lawnside	NJ	151,000	31,550
(1) Excludes $2.5 million of transaction costs related to property acquisitions.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2020
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/20	Target Stabilization(2)	Description and status
Huntington Commons(3)	$31,200		$500	3Q22	Retenant former Kmart Box with Shop Rite, tenant repositioning and facade renovations
Kearny Commons(3)	11,600		10,000	3Q21	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Tonnelle Commons(3)	10,800		10,500	4Q21	Adding 102,000± sf CubeSmart self-storage facility on excess land (open)
Briarcliff Commons	10,500		800	1Q22	Retenant former ShopRite with Uncle Giuseppe's, add new 3,000 sf pad in parking lot
The Plaza at Woodbridge(3)	8,900		900	2Q21	Backfill former Toys "R" Us space with Bed Bath and Beyond and buybuy Baby
Huntington Commons(3)	5,900		4,600	1Q21	Converting 11,000± sf basement space into street-front retail
Garfield Commons - Phase II(3)	3,900		3,700	1Q21	Adding 18,000± sf of shops (Five Below open; balance of space under construction)
The Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000 sf of unused basement space into Extra Space self-storage facility (open)
Mt. Kisco Commons(3)	3,000		2,800	1Q21	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant (under construction)
Wilkes-Barre(4)	3,400		700	2Q21	New Panera Bread pad
Salem(3)	1,400		300	2Q21	Retenanting former Babies "R" Us with Fun City

Total	$94,700	(5)	$38,900

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control. Construction activity was prohibited or significantly curtailed as a result of COVID-19 during the first half of 2020. While significant construction activity resumed at the end of the second quarter, the estimated stabilization dates shown reflect our best estimate assuming activity is not further impeded by COVID-19 related restrictions.
(3) Results from these properties are included in our same-property metrics.
(4) Results from this property are included in non-same property NOI and excluded in our same-property metrics and same-property including redevelopment metrics.
(5) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2020
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/20	Stabilization(2)	Description and status
Bergen Town Center-Phase I(3)	$60,300		$60,700	3Q19
Added Burlington (open) to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanded Kay (open): replaced bank with Cava Grill (open) and Sticky's Finger Joint (open); replaced east deck and upgraded west deck (complete)

Briarcliff Commons	7,900		7,200	3Q19	Renovated façade; tenant repositioned; added Chick-fil-A (open)
West Branch Commons(3)	5,300		5,300	3Q19	Retenanted former Toys "R" Us with Burlington (open)
Amherst Commons(3)	4,900		4,900	3Q19	Retenanted former Toys "R" Us with Burlington (open)
Gun Hill Commons(3)	1,700		1,700	4Q19	Expanded Aldi (open)
Bergen Town Center-Phase IIC(3)	1,600		1,100	3Q19	Lands' End (open) and Chopt (open) replaced dressbarn
Total	$81,700	(4)	$80,900

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Shops at Bruckner	Bronx, NY	Retenant end-cap anchor space, reposition small shops, facade renovations and common area improvements
Lodi	Lodi, NJ	Redevelop entire center for retail and/or warehouse; develop outparcel building
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
The Outlets at Montehiedra	San Juan, PR	Developing 20,000± sf retail on excess land; marketing
The Outlets at Montehiedra	San Juan, PR	Develop new pad
Marlton Commons	Marlton, NJ	Develop new small shop space and renovate façade
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination and retenant former Toys "R" Us box
Wilkes-Barre	Wilkes-Barre, PA	Retenant former Babies "R" Us box
Brick Commons	Bricktown, NJ	Develop new pad
Brunswick Commons	East Brunswick, NJ	Develop new pad
Las Catalinas Mall	Caguas, PR	Retenant former Kmart box
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 6% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2020 and December 31, 2019
(in thousands)

	June 30, 2020	December 31, 2019
Secured fixed rate debt	$1,425,214	$1,386,748
Secured variable rate debt	170,021	169,500
Unsecured variable rate debt	250,000	—
Total debt	$1,845,235	$1,556,248

% Secured fixed rate debt	77.3%	89.1%
% Secured variable rate debt	9.2%	10.9%
% Unsecured variable rate debt	13.5%	—%
Total	100%	100%

Secured mortgage debt	$1,595,235	$1,556,248
Unsecured debt(1)	250,000	—
Total debt	$1,845,235	$1,556,248

% Secured mortgage debt	86%	100%
% Unsecured mortgage debt	14%	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.8 years	5.7 years
Weighted average remaining maturity on unsecured debt	3.6 years	N/A

Total market capitalization (see page 16)	$3,285,993

% Secured mortgage debt	49%
% Unsecured debt	8%
Total debt: Total market capitalization	57%

Weighted average interest rate(2)
Secured mortgage debt	4.17%	4.04%
Unsecured debt (revolving credit facilities)	1.22%	—%
Total debt	3.77%	4.04%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) In March 2020, the Company borrowed $250 million under its revolving credit agreement and $350 million remains available for withdrawal. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2020 (unaudited) and December 31, 2019
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2020	December 31, 2019	Percent of Mortgage Debt at June 30, 2020
Cherry Hill (Plaza at Cherry Hill)(4)	5/24/22	1.77%	28,930	28,930	1.8%
Westfield (One Lincoln Plaza)(4)	5/24/22	1.77%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(4)	5/25/22	1.77%	55,340	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	18.8%
Bronx (Shops at Bruckner)	5/1/23	3.90%	10,668	10,978	0.7%
Jersey City (Hudson Mall)(3)	12/1/23	5.07%	23,264	23,625	1.5%
Yonkers Gateway Center(5)	4/6/24	4.16%	29,307	30,122	1.8%
Las Catalinas(7)	8/6/24	7.43%	128,822	129,335	8.1%
Jersey City (Hudson Commons)(1)	11/15/24	2.07%	28,816	29,000	1.8%
Watchung(1)	11/15/24	2.07%	26,828	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	2.07%	25,377	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.1%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.7%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	3.9%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.3%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,591	23,798	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	3.9%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)(6)	2/6/28	5.07%	72,136	—	4.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.3%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.7%
Montehiedra(8)	6/1/30	5.00%	82,000	83,202	5.1%
Garfield	12/1/30	4.14%	40,300	40,300	2.5%
Mt Kisco(2)	11/15/34	6.40%	13,226	13,488	0.8%
Montehiedra (junior loan)(8)	—	—%	$—	$30,000	—%
Total mortgage debt		4.17%	$1,595,235	$1,556,248	100%
Unamortized debt issuance costs			(10,511)	(10,053)
Total mortgage debt, net			$1,584,724	$1,546,195

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
The mortgage payable balance on the loan secured by Mt Kisco includes $0.9 million of unamortized debt discount as of both June 30, 2020 and December 31, 2019. The effective interest rate including amortization of the debt discount is 7.31% as of June 30, 2020.

(3)
The mortgage payable balance on the loan secured by Hudson Mall includes $0.9 million and $1.0 million of unamortized debt premium as of June 30, 2020 and December 31, 2019, respectively. The effective interest rate including amortization of the debt premium is 3.85% as of June 30, 2020.

(4)	Bears interest at one month LIBOR plus 160 bps.

(5)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.5 million and $0.6 million of unamortized debt premium as of both June 30, 2020 and December 31, 2019, respectively. The effective interest rate including amortization of the debt premium is 3.70% as of June 30, 2020.

(6)
The mortgage payable balance on the loan secured by Kingswood Center includes $6.6 million of unamortized debt premium as of June 30, 2020. The effective interest rate including amortization of the debt premium is 3.43% as of June 30, 2020.

(7)
As of April 2020, the non-recourse mortgage loan on Las Catalinas Mall is in default, is subject to incremental default interest while the outstanding balance remains unpaid, and the lender has the ability to accelerate the full loan balance. We currently remain in active negotiations with the special servicer and no determination has been made as to the timing or ultimate resolution of this matter.

(8)
On June 1, 2020, we refinanced the mortgage secured by The Outlets at Montehiedra in Puerto Rico, whereby the $30 million junior loan plus accrued interest of $5.4 million was forgiven and the senior loan was replaced by a new $82 million, 10-year fixed rate mortgage.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2020 (unaudited)
(dollars in thousands)

	Secured Debt			Unsecured Debt
Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Revolving Credit Facilities	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2020(1)	$3,356	$—	$604	$—	$3,960	5.7%	0.2%
2021	11,420	—	1,206	—	12,626	4.4%	0.7%
2022	14,549	86,067	1,206	—	101,822	2.2%	5.5%
2023	16,543	329,433	1,182	—	347,158	3.7%	18.8%
2024	14,999	264,360	849	250,000	530,208	3.2%	28.7%
2025	11,247	23,260	814	—	35,321	4.1%	1.9%
2026	11,136	115,104	814	—	127,054	4.0%	6.9%
2027	8,237	259,525	814	—	268,576	4.3%	14.6%
2028	7,625	264,822	12	—	272,459	4.4%	14.8%
Thereafter	13,660	132,746	(355)	—	146,051	4.6%	7.9%
Total	$112,772	$1,475,317	$7,146	$250,000	$1,845,235	3.8%	100%
	Unamortized debt issuance costs				(10,511)
	Total outstanding debt, net				$1,834,724
(1) Remainder of 2020.

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE

Business Update
As the COVID-19 pandemic continues to evolve, we are carefully monitoring the situation and have taken precautions to protect the safety, health and well-being of our employees, tenants and stakeholders. Urban Edge’s management team is in discussions with its tenants to assess their current business plans and ability to comply with their lease agreements due to the operational disruptions caused by the COVID-19 pandemic. The purpose of this COVID-19 Business Update is to provide additional relevant operational and financial information in light of the evolving environment.
Status of Executed Rent Deferrals
The Company currently remains in active negotiations with tenants impacted by COVID-19 and continues to assess rent concessions or other lease-related relief, such as the deferral of lease payments. Rent relief requests have been received from 646 tenants, comprising approximately 49% of overall portfolio ABR. The Company has asked parties seeking rent modifications for additional financial information, sales history and other data relevant to help evaluate the request. Generally, anchor tenants and other large regional retailers are agreeing to eliminate use restrictions, reduce no-build areas or increasing lease term as part of the negotiation.

As of August 4, 2020, the Company has executed or approved deferral agreements that are expected to be executed as follows:

Deferral Agreements	Deferrals Executed / Approved(1)	Total Square Feet	Total Deferral Amount(2)	Weighted Avg. Payback Start Date	Weighted Avg Payback (in months)
Total/ Weighted Average	65	1,058,000	$4,230	11/1/2020	8.0
(1) There can be no assurance that all payment deferral plans will be consummated on the agreed-upon terms and/or if consummated, repaid by terms of the agreement.
(2) Amount in thousands. Includes both base rent and/or tenant expense reimbursements based on specific terms of each agreement.

Composition of Rental Revenue

Three Months Ended
(in thousands)	June 30, 2020

Collected property rentals and tenant expense reimbursements	$59,306
Uncollected property rentals and tenant expense reimbursements
Accrued	17,622
Deemed uncollectible	12,464
Total property rentals and tenant expense reimbursements before non-cash adjustments(1)	89,392
Non-cash adjustments(2)	(3,663)
Rental revenue deemed uncollectible	(12,464)
Total rental revenue recognized	$73,265
(1) The Company had 125 leases with rental revenue being recognized on a cash-basis as of June 30, 2020, which represented approximately 9% of total portfolio ABR.
(2) Amount comprises straight-line rental (expense) income, including the write-off of straight-line rents receivable amounting to $6.0 million in connection with leases being recognized on a cash-basis, amortization of lease intangibles and accrued unbilled amounts.

Composition of Uncollected Billings for the quarter ended June 30, 2020 by Tenant Type

Tenant Type	Tenant Billings	Amount Uncollected
National	$65,787	$18,022
Regional	9,460	4,265
Mom and pop	6,872	3,346
Local franchise	5,556	3,074
Temporary	1,717	1,379
Total	$89,392	$30,086

Composition of Uncollected Billings for the quarter ended June 30, 2020 by Tenant Category

Tenant Category	Tenant Billings	Amount Uncollected
Discounters / Century 21 / Walmart / Target	$15,381	$3,570
Grocer / warehouse clubs	11,070	550
Apparel / department stores	10,801	6,785
Home improvement	9,265	385
Other(1)	9,146	5,576
Restaurants(2)	7,359	4,638
Other essential businesses (auto, pet supplies, banks, pharmacy, packaging, etc.)	6,353	450
Furnishings	5,187	2,382
Consumer electronics	4,450	852
Fitness	3,678	3,593
Medical offices	2,762	601
Warehouse/ Non-retail	2,228	334
Office supplies	1,712	370
Total	$89,392	$30,086

(1) Category includes sporting goods, beauty, personal care services, education, entertainment, education, nutrition, and other tenant types representing 8% of total ABR.
(2) The uncollected balance is comprised of 50% National & Regional tenants (Applebee's, Starbucks, Chipotle etc.), 27% of Local franchises (Dunkin' Donuts, Burger King, Five Guys etc.) and 23% are mom and pop tenants.

Status of Rent Collections and Store Openings

•	Collected approximately 72% of second quarter base rents and monthly tenant expense reimbursements as of August 4, 2020.

•	Second quarter and July collections as of August 4, 2020 and the status of tenants open for business by property type as of August 4, 2020 were as follows:

	% Collected as of August 4, 2020		August 4, 2020
	2Q 2020	July	% Open by GLA	% Open by ABR
Strips	78%	76%	94%	93%
Malls(1)	53%	66%	94%	92%
Warehouses	99%	88%	100%	100%
Malls - Puerto Rico	41%	50%	90%	89%
Total portfolio	72%	73%	94%	92%	(2)
(1) Includes Bergen Town Center and Hudson Mall
(2) Largest categories of tenants not open as of August 4, 2020 were: Fitness (4% of ABR), Theaters (1% of ABR) and Entertainment/Restaurants (1% of ABR).

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE

Liquidity Position
Our balance sheet is strong and uniquely positioned with $640 million of cash at June 30, 2020, 46 unencumbered properties and no corporate debt. There are no cross-default provisions on our mortgage debt providing us with significant flexibility. Relevant updates regarding our liquidity considering the COVID-19 impact on our business include the following:

•	Borrowed $250 million under our existing $600 million revolving credit agreement in March 2020.

•	Refinanced existing $119 million CMBS mortgage on Montehiedra with a new $82 million 10-year mortgage

◦	Decreased interest rate on $83 million senior note from 5.33% to 5.00%; $30 million junior note including accrued interest of $5 million was forgiven

•	No debt maturing until the second quarter of 2022 (three mortgages aggregating $89 million).

Community Outreach
Urban Edge began executing a three-tiered COVID-19 community recovery plan in April. The plan focused on partnership, coordination, and donation delivery. Throughout the second quarter much needed personal protective equipment (“PPE”), food, supplies, and meals were delivered to hospitals, food pantries, children’s homes, veteran and senior homes, and first responders in the neighborhoods and municipalities served by our properties. Notable accomplishments and the programs impacted by our outreach efforts include:

•	The RAP4Bronx initiative out of Bruckner Commons in partnership with Bronx Community Board 9, Bronx Private Industry Council, The Skyline Charitable Foundation and York Studios donated:

◦	73,800 dry meal kits

◦	22,000 baked meal kits

◦	40,000 cooked meals donated with World Central Kitchen

◦	3,000 units of PPE

◦	1,000 boxes of food

◦	3,780 meals to Get Food Program

•
More than 1,200 hot meals were donated and delivered to New Jersey and New York hospital teams in Bergen County, Yonkers, the Bronx and Jersey City. All meals were purchased through our tenants supporting their businesses at this critical time.

•
The donation of PPE, personal care, cleaning and food supplies were coordinated over 12 weeks by our task forces in NY and Puerto Rico, supporting more than ten smaller organizations that critically needed supplies.

•
Urban Edge and our employees donated $8,500 directly to Hackensack Hospital to support immediate patient care, fund critical equipment needs, provide lunches and dinners for hospital staff and aid in research into novel COVID-19 treatments.

Urban Edge remains focused on supporting our local communities and safeguarding the health of our tenants, shoppers and employees as our tenants re-open their businesses.

We are working closely with our tenants through individual outreach to understand their financial position and provide our small, local and regional operators information on assistance programs. We have a dedicated COVID-19 page on our website that provides resources to our tenant community.